FLINT & CONNOLLY, LLP
                            ATTORNEYS AT LAW

                   151 E. MAIN STREET CANTON, GA 30114
                            TEL (770) 720-4411
                            FAX (770) 720-3030
                     E-Mail: flintconnolly@yahoo.com
                             -----------------------



                                        July 9, 2001

Raike Financial Group, Inc.
275 Pkwy. 575, Suite 100
Woodstock, Georgia 30188

     RE:  Raike Financial Group, Inc.
          Registration Statement on Form 10-SB

Ladies and Gentlemen:

     We have acted as counsel to Raike Financial Group, Inc., a Georgia corporation ("Raike," or the "Company"), in connection with the filing of the Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 1,000,000 shares of Common Stock, par value $0.01 per share, of Raike which may be issued pursuant to public trade over the counter. For the purpose of this opinion, the term "Shares" shall include shares of Common Stock, par value $0.01 per share of Raike which may be issued pursuant to public trade over the counter. This opinion is being provided at your request for use in the Registration Statement.

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of all documents submitted as copies. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

     Based upon the foregoing examination, we are of the opinion that the Shares to be issued have been duly authorized by the Corporation, and, when issued by you and paid for in the manner contemplated by
(i) the offering, and (ii) the Registration Statement (including the declaration and maintenance of the effectiveness of the Registration Statement and the obtaining and


          Exhibit 5.1 - Pg. 1


Raike Financial Group, Inc.
July 9, 2001
Page 2


maintenance of all requisite regulatory and other approvals), the Shares will be validly issued, fully paid and nonassessable.

     We are, in this opinion, opining only on the Georgia General
Corporation Law. We are not opining on "blue sky" or other state securities laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and in any supplements thereto or amendments thereof. We also hereby consent to any reference to our firm in the Registration Statement or documents incorporated by reference in the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   FLINT & CONNOLLY, LLP

                                   /s/Douglas H. Flint

                                   Douglas H. Flint
                                   Attorney at Law
                                   Georgia State Bar No. 264640

DHF:cb



          Exhibit 5.1 - Pg. 2